Exhibit 10.1

January 4, 2016

Sonesta International Hotels Corporation

Two Newton Place

255 Washington Street

Newton, MA  02458

Attention: Carlos Flores, President and Chief Executive Officer

Dear Carlos:

Reference is made to the Pooling Agreement between Sonesta International Hotels Corporation (“Sonesta”) and Cambridge TRS, Inc. (“Owner”) dated as of April 23, 2012 (as amended, the “Pooling Agreement”) and to the Management Agreements referenced in the Pooling Agreement.  Capitalized terms used in this letter without definition have the meanings given therefor in the Pooling Agreement or the Management Agreements, as applicable.

Article V of the Pooling Agreement provides that Sonesta or Owner may designate any Hotel as a Non-Economic Hotel if Gross Revenues are insufficient to pay the Owner’s Priority for such Hotel in full during any two out of four consecutive Years.  Section 2.02.2 of each Management Agreement provides that Owner may terminate the Management Agreement if the actual amounts paid to Owner during any three of four consecutive Years is less than six percent of Invested Capital in those Years.

Sonesta and Owner have agreed that, notwithstanding any provision in the Pooling Agreement or any Management Agreement to the contrary:

1.             For purposes of determining when a Hotel may be designated as a “Non-Economic Hotel” under Article V of the Pooling Agreement or terminated pursuant to Section 2.02.2 of a Management Agreement, only Years commencing on the later of (i) January 1, 2017 or (ii) January 1 of the Year which begins at least eighteen months following the Effective Date of the Management Agreement under which Sonesta manages such Hotel shall be considered.

2.             Only Owner shall have the right to designate a Hotel as a “Non-Economic Hotel” under the Pooling Agreement.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange. No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Carlos Flores, President and Chief Executive Officer

January 4, 2016

If Sonesta agrees that this letter correctly reflects the agreement between Owner and Sonesta with respect to the matters above, please sign the acknowledgement copy of this letter and return it to the undersigned.

Sincerely,

/s/ John G. Murray

John G. Murray
President and Chief Operating Officer

Agreed:

Sonesta International Hotels Corporation

By:	/s/ Carlos Flores
Carlos Flores
President and Chief Executive Officer